Exhibit 99.1

Jack in the Box Inc. Reports Second Quarter FY 2019 Earnings; Updates Fiscal 2019 Guidance; Declares Quarterly Cash Dividend

SAN DIEGO--(BUSINESS WIRE)--May 15, 2019--Jack in the Box Inc. (NASDAQ: JACK) today reported financial results for the second quarter ended April 14, 2019.

The company completed the sale of Qdoba Restaurant Corporation ("Qdoba") on March 21, 2018. Qdoba results are included in discontinued operations for all periods presented.

Earnings from continuing operations were $25.1 million, or $0.96 per diluted share, for the second quarter of fiscal 2019 compared with $25.0 million, or $0.85 per diluted share, for the second quarter of fiscal 2018.

Operating Earnings Per Share(1), a non-GAAP measure, were $0.99 in the second quarter of fiscal 2019 compared with $0.80 in the prior year quarter. A reconciliation of non-GAAP Operating Earnings Per Share to GAAP results is provided below, with additional information included in the attachment to this release.

	12 Weeks Ended		28 Weeks Ended
	April 14, 2019	April 15, 2018	April 14, 2019	April 15, 2018
Diluted earnings per share from continuing operations - GAAP	$0.96	$0.85	$2.15	$1.27
Gains on the sale of company-operated restaurants	—	(0.13)	(0.01)	(0.34)
Restructuring charges	0.03	0.06	0.20	0.07
Non-cash impact of the Tax Cuts and Jobs Act	—	0.02	—	1.05
Excess tax benefits from share-based compensation arrangements	—	—	—	(0.03)
Operating Earnings Per Share – non-GAAP	$0.99	$0.80	$2.34	$2.02
___________________________
(1) Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, the non-cash impact of the Tax Cuts and Jobs Act in fiscal year 2018, and the excess tax benefits from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity prior to fiscal year 2018. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Adjusted EBITDA(2), a non-GAAP measure, was $61.2 million in the second quarter of fiscal 2019 compared with $60.3 million for the prior year quarter.

Lenny Comma, chairman and chief executive officer, said, "Our greater emphasis on bundled value in the second quarter resulted in a sequential improvement in traffic and sales without sacrificing restaurant margins. We’re pleased that this momentum has accelerated through the first four weeks of our third quarter as same-store sales have increased by more than two percent. Our guests are responding favorably to our promotional line-up which leverages our strategy around compelling value bundles, including both new product innovation as well as guest favorites, without devaluing our core menu items.

"Our long-term goals are centered around meeting evolving consumer needs, with emphasis on improving operations consistency and targeted investments designed to maximize our returns. We remain focused on balancing the interests of all our stakeholders, including our franchisees, customers, employees and shareholders."

Increase/(decrease) in same-store sales:

	12 Weeks Ended		28 Weeks Ended
	April 14, 2019	April 15, 2018	April 14, 2019	April 15, 2018
Company	0.6%	0.9%	0.5%	0.5%
Franchise	0.1%	(0.2)%	0.0%	(0.3)%
System	0.2%	(0.1)%	0.0%	(0.2)%

Jack in the Box ® system same-store sales increased 0.2 percent for the quarter. Company same-store sales increased 0.6 percent in the second quarter driven by average check growth of 2.8 percent, partially offset by a 2.2 percent decrease in transactions.

_____________________________
(2) Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings or losses from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, and the amortization of franchise tenant improvement allowances. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

Restaurant-Level Margin(3), a non-GAAP measure, increased by 120 basis points to 27.6 percent of company restaurant sales in the second quarter of fiscal 2019 from 26.4 percent a year ago. The increase was due primarily to the benefit of refranchising and lower maintenance and repairs expenses, partially offset by wage and commodity inflation. Food and packaging costs, as a percentage of company restaurant sales, decreased 30 basis points in the quarter as menu price increases and favorable product mix offset higher ingredient costs. Commodity costs increased 0.7 percent in the quarter as compared with the prior year.

Effective fiscal 2019, the company adopted the new US GAAP revenue recognition standard (Topic 606) using the modified retrospective method, and therefore no prior periods have been restated. The new revenue standard resulted in an increase to franchise revenues and a corresponding increase to franchise expenses primarily related to the reclassification of marketing fees received from franchisees. In addition, certain amounts previously netted in general and administrative expenses are now reflected as franchise revenues and expenses. Although the prior year results have not been restated for the impact of this accounting change, a reconciliation to a recast statement of earnings is included within the "Supplemental Information" section of this release.

Also effective fiscal 2019, the company adopted the new US GAAP pension standard (Topic 715) and began presenting certain pension cost components in Other pension and post-retirement expenses, net in its condensed consolidated statements of earnings. The prior year condensed consolidated statement of earnings was adjusted to conform with this new presentation.

Franchise-Level Margin(3), a non-GAAP measure, as a percentage of total franchise revenues, was 41.7 percent in the second quarter of fiscal 2019. This compared with 59.8 percent in the prior year quarter, or 41.6 percent using recast 2018 figures as though Topic 606 had been applied retrospectively to the prior year.

_____________________________
(3) Restaurant-Level Margin and Franchise-Level Margin are non-GAAP measures. These non-GAAP measures are reconciled to earnings from operations, the most comparable GAAP measure, in the attachment to this release. See "Reconciliation of Non-GAAP Measurements to GAAP Results."

SG&A expenses for the second quarter of fiscal 2019 decreased by $9.0 million and were 8.2 percent of revenues compared with 12.7 percent in the prior year quarter, or 10.4 percent using recast 2018 figures. Advertising costs, which are included in SG&A, were $3.9 million in the second quarter compared with $7.3 million in the prior year quarter. The $3.4 million decrease in advertising costs was due to a $1.9 million decrease resulting from refranchising, and a decrease of $1.5 million resulting from incremental spending in the prior year quarter. The $5.6 million decrease in G&A excluding advertising was primarily driven by:

  mark-to-market adjustments on investments supporting the company's non-qualified retirement plans resulting in a $3.8 million year-over-year decrease in G&A;
  a $1.1 million decrease related to technology fees and costs netted in G&A in the prior year, which are now reflected as franchise revenues and expenses in the condensed consolidated statement of earnings in 2019;
  a $0.9 million decrease due primarily to workforce reductions related to refranchising; and
  a $0.8 million increase in transition services income as compared to the prior year resulting from the sale of Qdoba, which was reflected as a reduction to G&A.
  These decreases were partially offset by a $1.0 million increase in insurance costs; and
  a $0.6 million increase in bonus.

As a percentage of system-wide sales, G&A, which excludes advertising, was 1.7 percent in the second quarter of fiscal 2019 compared with 2.4 percent in the 2018 quarter, or 2.3 percent using recast 2018 figures.

Restructuring charges of $0.9 million, or approximately $0.03 per diluted share, were recorded during the second quarter of fiscal 2019, primarily related to severance costs and the company's evaluation of strategic alternatives, compared with $2.6 million, or $0.06 per diluted share, in the prior year quarter. Restructuring charges are included in Impairment and other charges, net in the accompanying condensed consolidated statements of earnings. Including these charges, Impairment and other charges, net, decreased in the second quarter to $1.1 million from $4.9 million in the year ago quarter.

Interest expense, net, increased by $2.9 million in the second quarter due in part to a higher effective interest rate for 2019. In addition, the increase resulted from the allocation of $1.6 million of interest expense to Qdoba in the second quarter of 2018, which was included in discontinued operations.

The Tax Cuts and Jobs Act (the "Tax Act"), enacted into law on December 22, 2017, reduced the statutory federal rate from 35 percent to 21 percent as of January 1, 2018. The tax rate reduction was phased in, resulting in a blended statutory federal tax rate of 24.5 percent for the fiscal year ended September 30, 2018. In addition, the Tax Act resulted in a non-cash increase to the provision for income taxes of $0.6 million, or $0.02 per diluted share, for the second quarter of fiscal 2018 related primarily to the revaluation of deferred tax assets and liabilities at the new lower rates. This revaluation was based upon estimates and interpretations of the Tax Act which were refined as further guidance was issued. The statutory federal tax rate for fiscal year 2019 is 21.0 percent. The effective tax rate for the second quarter of 2019 of 25.0 percent benefited from favorable mark-to-market adjustments on investments supporting the company's non-qualified retirement plans.

Qdoba Discontinued Operations

In the first quarter of fiscal 2018, the company entered into a definitive agreement to sell Qdoba, a wholly owned subsidiary of the company, to certain funds managed by affiliates of Apollo Global Management, LLC. The transaction closed on March 21, 2018, and operating results for Qdoba are included in discontinued operations for all periods presented. However, the company did not allocate any general and administrative shared services expenses to discontinued operations prior to the sale.

Capital Allocation

The company did not repurchase any shares of its common stock in the second quarter of fiscal 2019. The company currently has approximately $101.0 million remaining under stock-buyback programs authorized by its Board of Directors that expire in November 2019.

The company also announced today that on May 9, 2019, its Board of Directors declared a cash dividend of $0.40 per share on the company's common stock. The dividend is payable on June 14, 2019, to shareholders of record at the close of business on May 29, 2019.

Guidance

This release includes forward-looking guidance for certain non-GAAP financial measures, including Restaurant-Level Margin and Adjusted EBITDA. The company is unable without unreasonable effort to provide reconciliations of these forward-looking non-GAAP measures.

Fiscal Year 2019 Guidance

The following guidance and underlying assumptions reflect the company’s current expectations for the fiscal year ending September 29, 2019. Fiscal 2019 and fiscal 2018 are 52-week years, with 16 weeks in the first quarter, and 12 weeks in each of the second, third and fourth quarters.

Updated from prior guidance:

  System same-store sales of approximately flat to up 1.0 percent.
  Tax rate of approximately 25.0 to 26.0 percent, subject to fluctuations arising from the impact of excess tax benefits from share-based compensation arrangements.

Consistent with prior guidance:

  Commodity cost inflation of approximately 2.0 percent.
  Restaurant-Level Margin of approximately 26.0 to 27.0 percent of company restaurant sales.
  SG&A as a percentage of revenues of approximately 8.5 to 9.0 percent, which reflects the new revenue recognition standards.
  G&A as a percentage of system-wide sales of approximately 1.8 to 2.0 percent, which reflects the new revenue recognition standards.
  Approximately 25 to 35 new restaurants opening system-wide, the majority of which will be franchise locations.
  Capital expenditures of approximately $30 to $35 million.
  Tenant improvement allowances of approximately $25 million.
  Adjusted EBITDA of approximately $260 to $270 million.

Conference Call

The company will host a conference call for financial analysts and investors on Thursday, May 16, 2019, beginning at 8:30 a.m. PT (11:30 a.m. ET). The conference call will be broadcast live over the Internet via the Jack in the Box Inc. corporate website. To access the live call through the Internet, log onto the Investors section of the Jack in the Box Inc. website at http://investors.jackinthebox.com at least 15 minutes prior to the event in order to download and install any necessary audio software. A replay of the call will be available through the Jack in the Box Inc. corporate website for 21 days, beginning at approximately 11:30 a.m. PT on May 16, 2019.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 21 states and Guam. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchisee development; litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; the company’s ability to obtain additional financing and increase its debt leverage; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (In thousands, except per share data) (Unaudited)

	12 Weeks Ended		28 Weeks Ended
	April 14, 2019	April 15, 2018	April 14, 2019	April 15, 2018
Revenues:
Company restaurant sales	$76,682	$113,938	$179,514	$283,575
Franchise rental revenues	61,646	57,843	145,536	135,060
Franchise royalties and other	38,410	37,991	90,660	85,600
Franchise contributions for advertising and other services(1)	38,989	—	90,803	—
	215,727	209,772	506,513	504,235
Operating costs and expenses, net:
Company restaurant costs (excluding depreciation and amortization):
Food and packaging	21,676	32,638	51,292	81,502
Payroll and employee benefits	22,768	33,096	53,042	82,036
Occupancy and other	11,100	18,143	27,113	45,893
Total company restaurant costs	55,544	83,877	131,447	209,431
Franchise occupancy expenses	38,618	36,065	89,331	82,586
Franchise support and other costs	2,797	2,583	5,642	5,065
Franchise advertising and other services expenses(1)	40,245	—	94,515	—
Selling, general and administrative expenses(2)	17,585	26,594	41,668	60,655
Depreciation and amortization	12,690	13,955	29,859	33,112
Impairment and other charges, net	1,125	4,927	8,823	7,184
Gains on the sale of company-operated restaurants	—	(5,472)	(219)	(14,412)
	168,604	162,529	401,066	383,621
Earnings from operations	47,123	47,243	105,447	120,614
Other pension and post-retirement expenses, net(2)	343	423	799	987
Interest expense, net	13,276	10,413	30,650	23,193
Earnings from continuing operations and before income taxes	33,504	36,407	73,998	96,434
Income taxes	8,374	11,426	17,747	58,564
Earnings from continuing operations	25,130	24,981	56,251	37,870
(Losses) earnings from discontinued operations, net of taxes	(41)	22,624	2,936	21,925
Net earnings	$25,089	$47,605	$59,187	$59,795

Net earnings per share - basic:
Earnings from continuing operations	$0.97	$0.86	$2.17	$1.29
(Losses) earnings from discontinued operations	—	0.78	0.11	0.75
Net earnings per share (3)	$0.97	$1.64	$2.28	$2.04
Net earnings per share - diluted:
Earnings from continuing operations	$0.96	$0.85	$2.15	$1.27
(Losses) earnings from discontinued operations	—	0.77	0.11	0.74
Net earnings per share (3)	$0.96	$1.62	$2.26	$2.01
Weighted-average shares outstanding:
Basic	25,943	29,040	25,922	29,332
Diluted	26,145	29,356	26,137	29,705

Dividends declared per common share	$0.40	$0.40	$0.80	$0.80

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(1)	In 2019, the company began presenting franchise advertising and other services revenue and costs on separate line items in accordance with the new Revenue Recognition standards. The prior year condensed consolidated statement of earnings was not adjusted as the standard was adopted on a modified retrospective basis.
(2)	In 2019, the company began presenting all components of defined benefit expense, except service cost in Other pension and post-retirement expense, net in its condensed consolidated statements of earnings in accordance with ASU 2017-07. The prior year condensed consolidated statement of earnings was adjusted to conform with this new presentation.
(3)	Earnings per share may not add due to rounding.

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data) (Unaudited)

	April 14, 2019	September 30, 2018
ASSETS
Current assets:
Cash	$1,590	$2,705
Accounts and other receivables, net	70,174	57,422
Inventories	1,949	1,858
Prepaid expenses	13,464	14,443
Current assets held for sale	12,915	13,947
Other current assets	5,244	4,598
Total current assets	105,336	94,973
Property and equipment:
Property and equipment, at cost	1,188,081	1,190,031
Less accumulated depreciation and amortization	(789,478)	(770,362)
Property and equipment, net	398,603	419,669
Other assets:
Intangible assets, net	486	600
Goodwill	46,747	46,749
Deferred tax assets	73,567	62,140
Other assets, net	207,388	199,266
Total other assets	328,188	308,755
	$832,127	$823,397
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$42,591	$31,828
Accounts payable	25,144	44,970
Accrued liabilities	114,393	106,922
Total current liabilities	182,128	183,720
Long-term liabilities:
Long-term debt, net of current maturities	1,014,864	1,037,927
Other long-term liabilities	227,649	193,449
Total long-term liabilities	1,242,513	1,231,376
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—	—
Common stock $0.01 par value, 175,000,000 shares authorized, 82,138,993 and 82,061,661 issued, respectively	821	821
Capital in excess of par value	475,871	470,826
Retained earnings	1,562,475	1,561,353
Accumulated other comprehensive loss	(101,242)	(94,260)
Treasury stock, at cost, 56,325,632 shares	(2,530,439)	(2,530,439)
Total stockholders’ deficit	(592,514)	(591,699)
	$832,127	$823,397

JACK IN THE BOX INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	28 Weeks Ended
	April 14, 2019	April 15, 2018
Cash flows from operating activities:
Net earnings	$59,187	$59,795
Earnings from discontinued operations	2,936	21,925
Earnings from continuing operations	56,251	37,870
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	29,859	33,112
Amortization of franchise tenant improvement allowances and other	1,137	265
Deferred finance cost amortization	1,224	1,725
Excess tax benefits from share-based compensation arrangements	(47)	(816)
Deferred income taxes	3,955	34,726
Share-based compensation expense	4,708	6,148
Pension and postretirement expense	799	1,252
Gains on cash surrender value of company-owned life insurance	(1,336)	(312)
Gains on the sale of company-operated restaurants	(219)	(14,412)
(Gains) losses on the disposition of property and equipment, net	(138)	481
Impairment charges and other	896	1,502
Changes in assets and liabilities, excluding dispositions:
Accounts and other receivables	(11,658)	(13,876)
Inventories	(91)	886
Prepaid expenses and other current assets	3,701	(5,458)
Accounts payable	(3,904)	(3,742)
Accrued liabilities	(6,532)	(35,959)
Pension and postretirement contributions	(3,671)	(3,077)
Franchise tenant improvement allowance disbursements	(6,697)	(3,487)
Other	(7,421)	(7,551)
Cash flows provided by operating activities	60,816	29,277
Cash flows from investing activities:
Purchases of property and equipment	(18,191)	(18,347)
Purchases of assets intended for sale and leaseback	—	(5,491)
Proceeds from the sale and leaseback of assets	1,944	4,949
Proceeds from the sale of company-operated restaurants	133	16,844
Collections on notes receivable	6,491	9,722
Proceeds from the sale of property and equipment	1,479	600
Other	—	2,969
Cash flows (used in) provided by investing activities	(8,144)	11,246
Cash flows from financing activities:
Borrowings on revolving credit facilities	189,736	283,200
Repayments of borrowings on revolving credit facilities	(180,800)	(199,100)
Principal repayments on debt	(21,757)	(282,626)
Debt issuance costs	(3,615)	(1,367)
Dividends paid on common stock	(20,615)	(23,370)
Proceeds from issuance of common stock	243	39
Repurchases of common stock	(14,362)	(100,000)
Change in book overdraft	—	1,397
Payroll tax payments for equity award issuances	(2,617)	(4,268)
Cash flows used in financing activities	(53,787)	(326,095)
Cash flows used in continuing operations	(1,115)	(285,572)
Net cash provided by operating activities of discontinued operations	—	5,503
Net cash provided by investing activities of discontinued operations	—	273,653
Net cash used in financing activities of discontinued operations	—	(78)
Net cash provided by discontinued operations	—	279,078
Effect of exchange rate changes on cash	—	6
Cash at beginning of period	2,705	7,642
Cash at end of period	$1,590	$1,154

JACK IN THE BOX INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

The following table presents certain income and expense items included in our condensed consolidated statements of earnings as a percentage of total revenues, unless otherwise indicated. Percentages may not add due to rounding.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS DATA (Unaudited)

	12 Weeks Ended		28 Weeks Ended
	April 14, 2019	April 15, 2018	April 14, 2019	April 15, 2018
Revenues:
Company restaurant sales	35.5%	54.3%	35.4%	56.2%
Franchise rental revenues	28.6%	27.6%	28.7%	26.8%
Franchise royalties and other	17.8%	18.1%	17.9%	17.0%
Franchise contributions for advertising and other services	18.1%	—%	17.9%	—%
Total revenues	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging (1)	28.3%	28.6%	28.6%	28.7%
Payroll and employee benefits (1)	29.7%	29.0%	29.5%	28.9%
Occupancy and other (1)	14.5%	15.9%	15.1%	16.2%
Total company restaurant costs (1)	72.4%	73.6%	73.2%	73.9%
Franchise occupancy expenses (2)	62.6%	62.3%	61.4%	61.1%
Franchise support and other costs (3)	7.3%	6.8%	6.2%	5.9%
Franchise advertising and other services expenses (4)	103.2%	—%	104.1%	—%
Selling, general and administrative expenses	8.2%	12.7%	8.2%	12.0%
Depreciation and amortization	5.9%	6.7%	5.9%	6.6%
Impairment and other charges, net	0.5%	2.3%	1.7%	1.4%
Gains on the sale of company-operated restaurants	—%	(2.6)%	—%	(2.9)%
Earnings from operations	21.8%	22.5%	20.8%	23.9%
Income tax rate (5)	25.0%	31.4%	24.0%	60.7%

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(1)	As a percentage of company restaurant sales.
(2)	As a percentage of franchise rental revenues.
(3)	As a percentage of franchise royalties and other.
(4)	As a percentage of franchise contributions for advertising and other services.
(5)	As a percentage of earnings from continuing operations and before income taxes.

Jack in the Box system sales (dollars in thousands):

	12 Weeks Ended		28 Weeks Ended
	April 14, 2019	April 15, 2018	April 14, 2019	April 15, 2018
Company-owned restaurant sales	$76,682	$113,938	$179,514	$283,575
Franchised restaurant sales (1)	721,350	685,514	1,681,310	1,584,576
System sales (1)	$798,032	$799,452	$1,860,824	$1,868,151

____________________________

(1)	Franchised restaurant sales represent sales at franchised restaurants and are revenues of our franchisees. System sales include company and franchised restaurant sales. We do not record franchised sales as revenues; however, our royalty revenues, marketing fees and percentage rent revenues are calculated based on a percentage of franchised sales. We believe franchised and system restaurant sales information is useful to investors as they have a direct effect on the company's profitability.

The following table summarizes the year-to-date changes in the number and mix of Jack in the Box company and franchise restaurants:

SUPPLEMENTAL RESTAURANT ACTIVITY INFORMATION (Unaudited)

	2019			2018
	Company	Franchise	Total	Company	Franchise	Total

Beginning of year	137	2,100	2,237	276	1,975	2,251
New	—	11	11	1	8	9
Refranchised	—	—	—	(85)	85	—
Closed	—	(8)	(8)	(4)	(11)	(15)
End of period	137	2,103	2,240	188	2,057	2,245
% of system	6%	94%	100%	8%	92%	100%

SUPPLEMENTAL INFORMATION
(Unaudited)

Recast 2018 Condensed Consolidated Statement of Earnings

The company applied the modified retrospective method upon adoption of the new revenue recognition standard. The recast condensed consolidated statement of earnings reflects adjustments for the implementation of the new revenue recognition standard as if the full retrospective method was applied upon adoption.

Below is a reconciliation of the recast condensed consolidated statement of earnings for the 12 weeks ended and 28 weeks ended April 15, 2018 to the condensed consolidated statement of earnings that was previously reported for those periods (in thousands).

	12 Weeks Ended
	April 15, 2018
	As reported	Franchise Fees	Marketing and Sourcing Fees	Technology Support Fees	Recast
Revenues:
Company restaurant sales	$113,938	$—	$—	$—	$113,938
Franchise rental revenues	57,843	—	—	—	57,843
Franchise royalties and other	37,991	(1,551)	—	—	36,440
Franchise contributions for advertising and other services	—	—	35,052	2,082	37,134
	209,772	(1,551)	35,052	2,082	245,355
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging	32,638	—	—	—	32,638
Payroll and employee benefits	33,096	—	—	—	33,096
Occupancy and other	18,143	—	—	—	18,143
Total company restaurant costs	83,877	—	—	—	83,877
Franchise occupancy expenses	36,065	—	—	—	36,065
Franchise support and other costs	2,583	—	—	—	2,583
Franchise advertising and other services expenses	—	—	35,052	3,175	38,227
Selling, general and administrative expenses	26,594	—	—	(1,093)	25,501
Depreciation and amortization	13,955	—	—	—	13,955
Impairment and other charges, net	4,927	—	—	—	4,927
Gains on the sale of company-operated restaurants	(5,472)	—	—	—	(5,472)
	162,529	—	35,052	2,082	199,663
Earnings from operations	47,243	(1,551)	—	—	45,692
Other pension and post-retirement expenses, net	423	—	—	—	423
Interest expense, net	10,413	—	—	—	10,413
Earnings from continuing operations and before income taxes	36,407	(1,551)	—	—	34,856
Income taxes	11,426	(445)	—	—	10,981
Earnings from continuing operations	$24,981	$(1,106)	$—	$—	$23,875

Net earnings per share - basic:
Earnings from continuing operations	$0.86	$(0.04)	$—	$—	$0.82
Net earnings per share - diluted:
Earnings from continuing operations	$0.85	$(0.04)	$—	$—	$0.81

SUPPLEMENTAL INFORMATION (Unaudited)

Recast 2018 Condensed Consolidated Statement of Earnings

	28 Weeks Ended
	April 15, 2018
	As reported	Franchise Fees	Marketing and Sourcing Fees	Technology Support Fees	Recast
Revenues:
Company restaurant sales	$283,575	$—	$—	$—	$283,575
Franchise rental revenues	135,060	—	—	—	135,060
Franchise royalties and other	85,600	(1,368)	—	—	84,232
Franchise contributions for advertising and other services	—	—	81,048	4,875	85,923
	504,235	(1,368)	81,048	4,875	588,790
Operating costs and expenses, net:
Company restaurant costs:
Food and packaging	81,502	—	—	—	81,502
Payroll and employee benefits	82,036	—	—	—	82,036
Occupancy and other	45,893	—	—	—	45,893
Total company restaurant costs	209,431	—	—	—	209,431
Franchise occupancy expenses	82,586	—	—	—	82,586
Franchise support and other costs	5,065	—	—	—	5,065
Franchise advertising and other services expenses	—	—	81,048	7,438	88,486
Selling, general and administrative expenses	60,655	—	—	(2,563)	58,092
Depreciation and amortization	33,112	—	—	—	33,112
Impairment and other charges, net	7,184	—	—	—	7,184
Gains on the sale of company-operated restaurants	(14,412)	—	—	—	(14,412)
	383,621	—	81,048	4,875	469,544
Earnings from operations	120,614	(1,368)	—	—	119,246
Other pension and post-retirement expenses, net	987	—	—	—	987
Interest expense, net	23,193	—	—	—	23,193
Earnings from continuing operations and before income taxes	96,434	(1,368)	—	—	95,066
Income taxes	58,564	(393)	—	—	58,171
Earnings from continuing operations	$37,870	$(975)	$—	$—	$36,895

Net earnings per share - basic:
Earnings from continuing operations	$1.29	$(0.03)	$—	$—	$1.26
Net earnings per share - diluted:
Earnings from continuing operations	$1.27	$(0.03)	$—	$—	$1.24

JACK IN THE BOX INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
(Unaudited)

To supplement the consolidated financial statements, which are presented in accordance with GAAP, the company uses the following non-GAAP measures: Operating Earnings Per Share, Adjusted EBITDA, Restaurant-Level Margin and Franchise-Level Margin. Management believes that these measurements, when viewed with the company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period changes, and provide additional information that is useful for evaluating the operating performance of the company's core business without regard to potential distortions.

Operating Earnings Per Share

Operating Earnings Per Share represents diluted earnings per share from continuing operations on a GAAP basis excluding gains or losses on the sale of company-operated restaurants, restructuring charges, the non-cash impact of the Tax Act, and the excess tax benefits from share-based compensation arrangements which are now recorded as a component of income tax expense versus equity prior to fiscal year 2018. Operating Earnings Per Share should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Operating Earnings Per Share provides investors with a meaningful supplement of the company’s operating performance and period-over-period changes without regard to potential distortions.

Below is a reconciliation of non-GAAP Operating Earnings Per Share to the most directly comparable GAAP measure, diluted earnings per share from continuing operations. Figures may not add due to rounding.

	12 Weeks Ended		28 Weeks Ended
	April 14, 2019	April 15, 2018	April 14, 2019	April 15, 2018
Diluted earnings per share from continuing operations – GAAP	$0.96	$0.85	$2.15	$1.27
Gains on the sale of company-operated restaurants	—	(0.13)	(0.01)	(0.34)
Restructuring charges	0.03	0.06	0.20	0.07
Non-cash impact of the Tax Cuts and Jobs Act	—	0.02	—	1.05
Excess tax benefits from share-based compensation arrangements	—	—	—	(0.03)
Operating Earnings Per Share – non-GAAP	$0.99	$0.80	$2.34	$2.02

Adjusted EBITDA

Adjusted EBITDA represents net earnings on a GAAP basis excluding earnings or losses from discontinued operations, income taxes, interest expense, net, gains or losses on the sale of company-operated restaurants, impairment and other charges, net, depreciation and amortization, and the amortization of franchise tenant improvement allowances. Adjusted EBITDA should be considered as a supplement to, not as a substitute for, analysis of results as reported under U.S. GAAP or other similarly titled measures of other companies. Management believes Adjusted EBITDA is useful to investors to gain an understanding of the factors and trends affecting the company's ongoing cash earnings, from which capital investments are made and debt is serviced.

Below is a reconciliation of non-GAAP Adjusted EBITDA to the most directly comparable GAAP measure, net earnings (in thousands).

	12 Weeks Ended		28 Weeks Ended
	April 14, 2019	April 15, 2018	April 14, 2019	April 15, 2018
Net earnings - GAAP	$25,089	$47,605	$59,187	$59,795
Losses (earnings) from discontinued operations, net of taxes	41	(22,624)	(2,936)	(21,925)
Income taxes	8,374	11,426	17,747	58,564
Interest expense, net	13,276	10,413	30,650	23,193
Gains on the sale of company-operated restaurants	—	(5,472)	(219)	(14,412)
Impairment and other charges, net	1,125	4,927	8,823	7,184
Depreciation and amortization	12,690	13,955	29,859	33,112
Amortization of franchise tenant improvement allowances and other	607	118	1,137	265
Adjusted EBITDA – non-GAAP	$61,202	$60,348	$144,248	$145,776

Restaurant-Level Margin

Restaurant-Level Margin is defined as company restaurant sales less restaurant operating costs (food and packaging, labor, and occupancy costs) and is neither required by, nor presented in accordance with GAAP. Restaurant-Level Margin excludes revenues and expenses of our franchise operations and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges, net, gains or losses on the sale of company-operated restaurants, and other costs that are considered normal operating costs. As such, Restaurant-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Restaurant-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Restaurant-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Restaurant-Level Margin as a key performance indicator to evaluate the profitability of company-owned restaurants.

Below is a reconciliation of non-GAAP Restaurant-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 Weeks Ended		28 Weeks Ended
	April 14, 2019	April 15, 2018	April 14, 2019	April 15, 2018
Earnings from operations - GAAP	$47,123	$47,243	$105,447	$120,614
Franchise rental revenues	(61,646)	(57,843)	(145,536)	(135,060)
Franchise royalties and other	(38,410)	(37,991)	(90,660)	(85,600)
Franchise contributions for advertising and other services	(38,989)	—	(90,803)	—
Franchise occupancy expenses	38,618	36,065	89,331	82,586
Franchise support and other costs	2,797	2,583	5,642	5,065
Franchise advertising and other services expenses	40,245	—	94,515	—
Selling, general and administrative expenses	17,585	26,594	41,668	60,655
Impairment and other charges, net	1,125	4,927	8,823	7,184
Gains on the sale of company-operated restaurants	—	(5,472)	(219)	(14,412)
Depreciation and amortization	12,690	13,955	29,859	33,112
Restaurant-Level Margin - Non-GAAP	$21,138	$30,061	$48,067	$74,144

Company restaurant sales	$76,682	$113,938	$179,514	$283,575

Restaurant-Level Margin % - Non-GAAP	27.6%	26.4%	26.8%	26.1%

Franchise-Level Margin

Franchise-Level Margin is defined as franchise revenues less franchise operating costs (occupancy expenses, advertising contributions, and franchise support and other costs) and is neither required by, nor presented in accordance with GAAP. Franchise-Level Margin excludes revenue and expenses of our company-operated restaurants and certain costs, such as selling, general, and administrative expenses, depreciation and amortization, impairment and other charges, net, amortization of tenant improvement allowances, and other costs that are considered normal operating costs. As such, Franchise-Level Margin is not indicative of the overall results of the company and does not accrue directly to the benefit of shareholders because of the exclusion of corporate-level expenses. Franchise-Level Margin should be considered as a supplement to, not as a substitute for, analysis of results as reported under GAAP or other similarly titled measures of other companies. The company is presenting Franchise-Level Margin because it believes that it provides a meaningful supplement to net earnings of the company's core business operating results, as well as a comparison to those of other similar companies. Management utilizes Franchise-Level Margin as a key performance indicator to evaluate the profitability of our franchise operations.

Below is a reconciliation of non-GAAP Franchise-Level Margin to the most directly comparable GAAP measure, earnings from operations (in thousands):

	12 Weeks Ended			28 Weeks Ended
	April 14, 2019	April 15, 2018	April 15, 2018 Recast (1)	April 14, 2019	April 15, 2018	April 15, 2018 Recast (1)
Earnings from operations - GAAP	$47,123	$47,243	$45,692	$105,447	$120,614	$119,246
Company restaurant sales	(76,682)	(113,938)	(113,938)	(179,514)	(283,575)	(283,575)
Food and packaging	21,676	32,638	32,638	51,292	81,502	81,502
Payroll and employee benefits	22,768	33,096	33,096	53,042	82,036	82,036
Occupancy and other	11,100	18,143	18,143	27,113	45,893	45,893
Selling, general and administrative expenses	17,585	26,594	25,501	41,668	60,655	58,092
Impairment and other charges, net	1,125	4,927	4,927	8,823	7,184	7,184
Gains on the sale of company-operated restaurants	—	(5,472)	(5,472)	(219)	(14,412)	(14,412)
Depreciation and amortization	12,690	13,955	13,955	29,859	33,112	33,112
Amortization of franchise tenant improvement allowances and other	607	118	118	1,137	265	265
Franchise-Level Margin - Non-GAAP	$57,992	$57,304	$54,660	$138,648	$133,274	$129,343

Franchise rental revenues	$61,646	$57,843	$57,843	$145,536	$135,060	$135,060
Franchise royalties and other	38,410	37,991	36,440	90,660	85,600	84,232
Franchise contributions for advertising and other services	38,989	—	37,134	90,803	—	85,923
Total franchise revenues	$139,045	$95,834	$131,417	$326,999	$220,660	$305,215

Franchise-Level Margin % - Non-GAAP	41.7%	59.8%	41.6%	42.4%	60.4%	42.4%

____________________________

(1)	Recast results for the impact of Topic 606 as shown in the "Supplemental Information" section of this release.

CONTACT:
Investor Contact:
Carol DiRaimo, (858) 571-2407

Media Contact:
Brian Luscomb, (858) 571-2291